Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND

FIRST AMENDMENT TO AMENDED AND RESTATED CUSTODIAL AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CUSTODIAL AGREEMENT (this “Amendment”) is made as of the 21st day of November, 2011, by and among MAIN STREET CAPITAL CORPORATION, a Maryland corporation (the “Borrower”), the INITIAL GUARANTORS identified in the Credit Agreement (as defined below) (the “Guarantors”), BRANCH BANKING AND TRUST COMPANY (the “Administrative Agent”), and all of the LENDERS, as defined in the Credit Agreement (the “Lenders”).

R E C I T A L S:

The Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into a certain Amended and Restated Credit Agreement dated as of September 20, 2010, as amended by the Supplement and Joinder Agreement dated January 7, 2011, the First Amendment to Credit Agreement dated as of June 28, 2011 and the Second Amendment to Credit Agreement dated as of July 29, 2011 (as amended, the “Credit Agreement”).  Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower, the Administrative Agent and Branch Banking and Trust Company, Mortgage Custody Department of Corporate Trust Services, as Custodian, entered into a certain Amended and Restated Custodial Agreement dated September 20, 2010 (as amended, the “Custodial Agreement”).

The Borrower and Guarantors have requested that the Administrative Agent and the Lenders amend the Credit Agreement and the Custodial Agreement.

The Lenders, the Administrative Agent, the Guarantors and the Borrower desire to amend the Credit Agreement and the Custodial Agreement upon the terms and conditions hereinafter set forth to (a) increase the Revolver Commitments by $55,000,000, resulting in total Revolver Commitments, after giving effect to such increase, of $210,000,000, (b) provide for the joinder of additional Lenders and (c) make other changes as described herein.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.  Amendments to Credit Agreement.  The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01.  Amendment to Section 1.01.  The definition of “Advance Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Advance Rate” means, as to any Eligible Investment and subject to adjustment as provided in the definition of Borrowing Base, the following percentages with respect to such Eligible Investment:

Portfolio Investment	Advance Rate
Cash and Cash Equivalents	100%
Eligible Quoted Senior Bank Loan Investments (with a Value of at least 85% of par value of such Investments)	80%
Eligible Quoted Senior Bank Loan Investments (with a Value of at least 80% of par value of such Investments but less than 85% of par value of such Investments)	40%
Eligible Investment Grade Debt Securities (with a Value of at least 85% of par value of such Debt Securities)	80%
Eligible Investment Grade Debt Securities (with a Value of at least 80% of par value of such Debt Securities but less than 85% of par value of such Debt Securities)	40%
Eligible Core Portfolio Investments	70%
Eligible Unquoted Senior Bank Loan Investments and Eligible Non-Investment Grade Debt Securities	65%

SECTION 2.02.  Amendment to Section 1.01.  The definition of “Advances” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Advances” means collectively the Revolver Advances and the Swing Advances.  “Advance” means any one of such Advances, as the context may require.

SECTION 2.03.  Amendment to Section 1.01.  Subsections (c) and (e) of the definition of “Borrowing Base” set forth in Section 1.01 of the Credit Agreement are hereby amended and restated as follows:

(c)                                  for purposes of calculating the Borrowing Base, no single Portfolio Investment shall be included in the Borrowing Base at a Value in excess of (i) $10,000,000, if the total number of Portfolio Investments is fewer than 35 or the Borrowing Base is less than $100,000,000 (as such Borrowing Base calculation would be determined assuming that no single Portfolio Investment is Valued at greater than $10,000,000); or (ii) $15,000,000, if the total number of Portfolio Investments is 35 or more and the Borrowing Base is greater than or equal to $100,000,000 (as such Borrowing Base calculation would be determined assuming that no single Portfolio Investment is Valued at greater than $10,000,000); notwithstanding the foregoing, no more than 10 Portfolio Investments shall be included in the Borrowing Base at a Value greater than $10,000,000 at any time for purposes of this calculation.

…

(e)                                  all filings and other actions required to perfect the first-priority security interest of the Administrative Agent on behalf of the Secured Parties in the Portfolio Investments comprising the Borrowing Base have been made or taken (and any Portfolio Investment for which all perfection steps have not been completed, including securities perfected by possession that have not yet been delivered to the Collateral Custodian or a bailee that has delivered a valid, binding and effective Bailee Agreement to the Administrative Agent in accordance with Section 5.40, shall be excluded from the Borrowing Base until such completion).

SECTION 2.04.  Amendment to Section 1.01.  The definition of “Credit Exposure” is hereby amended and restated to read in its entirety as follows:

“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its Revolver Advances and such Lender’s participation in Swing Advances at such time.

SECTION 2.05.  Amendment to Section 1.01.  Clause (iii) of the definition of “Eligible Debt Security” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iii)     the Debt Security is rated by a debt rating agency or other Person engaged in the business of rating the creditworthiness of debt obligations and is generally trading in the secondary market at no less than 80% of par value;

SECTION 2.06.  Amendment to Section 1.01.  Clause (vii) of the definition of “Eligible Senior Bank Loan Investment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(vii)                           the Senior Bank Loan Investment has a Value of no less than 80% of par value;

SECTION 2.07.  Amendment to Section 1.01.  The definition of “Fronting Exposure” shall be added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Advances made by the Swingline Lender other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

SECTION 2.08.  Amendment to Section 1.01.  The definition of “Lender” is hereby amended and restated to read in its entirety as follows:

“Lender” means (a) the Swingline Lender and its successors and assigns and (b) each lender listed on the signature pages hereof as having a Revolver Commitment and such other Persons who may from time to time acquire a Revolver Commitment in accordance with the terms of this Agreement (as amended and from time to time in effect), and their respective successors and assigns.

SECTION 2.09.  Amendment to Section 1.01.  The definition of “Notes” is hereby amended and restated to read in its entirety as follows:

“Notes” means collectively the Revolver Notes, the Swing Advance Note and any and all amendments, consolidations, modifications, renewals, substitutions and supplements thereto or replacements thereof.  “Note” means any one of such Notes.

SECTION 2.10.  Amendment to Section 1.01.  The definition of “Swing Advance” shall be added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Swing Advance” means an Advance made by the Swingline Lender pursuant to Section 2.01, which must be a Base Rate Advance or an Index Euro-Dollar Advance.

SECTION 2.11.  Amendment to Section 1.01.  The definition of “Swing Advance Note” shall be added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Swing Advance Note” means the promissory note of the Borrower, substantially in the form of Exhibit B-3, evidencing the obligation of the Borrower to repay the Swing Advances, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

SECTION 2.12.  Amendment to Section 1.01.  The definition of “Swing Borrowing” shall be added to Section 1.01 of the Credit Agreement in proper alphabetical order  as follows:

“Swing Borrowing” means a borrowing hereunder consisting of Swing Advances made to the Borrower by the Swingline Lender pursuant to Article II.  A Swing Borrowing is a “Base Rate Borrowing” if such Swing Advances are Base Rate Advances.  A Swing Borrowing is an “Index Euro-Dollar Borrowing” if such Swing Advances are Index Euro-Dollar Advances.

SECTION 2.13.  Amendment to Section 1.01.  The definition of “Swingline Lender” shall be added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Swingline Lender” means BB&T, in its capacity as lender of Swing Advances hereunder.

SECTION 2.14.  Amendment to Section 2.01.  The second sentence of Section 2.01 is hereby amended and restated to read in its entirety the following:

Each Revolver Advance shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000 (except that any such Revolver Advance may be in the aggregate amount of the Total Unused Revolver Commitments) and shall be made from the several Lenders ratably in proportion to their respective Revolver Commitments.

SECTION 2.15.  Amendment to Section 2.01.  The following is hereby added to the end of Section 2.01:

In addition to the foregoing, the Swingline Lender shall from time to time, upon the request of the Borrower by delivery of a Notice of Borrowing to the Administrative Agent, if the conditions precedent in Article III have been satisfied, make Swing Advances to the Borrower in an aggregate principal amount at any time outstanding not exceeding $15,000,000; provided that, immediately after such Swing Advance is made, the aggregate principal amount of all Revolver Advances and Swing Advances shall not exceed the lesser of:  (1) the Borrowing Base; and (2) the aggregate amount of the Revolver Commitments of all of the Lenders at such time. Each Swing Advance under this Section 2.01 shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000.  Within the foregoing limits, the Borrower may borrow Swing Advances under this Section 2.01, prepay and reborrow Swing Advances under this Section 2.01 at any time before the Termination Date.  Solely for purposes of calculating fees under Section 2.07, Swing Advances shall not be considered a utilization of an Advance of the Swingline Lender or any other Lender hereunder.  At any time, upon the request of the Swingline Lender, each Lender other than the Swingline Lender shall, on the third Business Day after such request is made, purchase a participating interest in Swing Advances in an amount equal to its Applicable Percentage of such Swing Advances.  On such third Business Day, each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation.  Whenever, at any time after the Swingline Lender has received from any such Lender its participating interest in a Swing Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it.  Each Lender’s obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including:  (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Lender requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, Event of Default or the termination of the Commitments; (iii) any adverse change in the condition (financial, business or otherwise) of the Borrower, any Loan Party or any other Person; (iv) any breach of this Agreement by any Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.16.  Amendment to Section 2.02(a).  Subsection (a) of Section 2.02 of the Credit Agreement shall be amended and restated in its entirety as follows:

(a)                                  For Revolver Advances, the Borrower shall give the Administrative Agent notice in the form attached hereto as Exhibit A (a “Notice of Borrowing”) prior to (i) 12:00 P.M. (Eastern time) at least one Domestic Business Day before each Base Rate Borrowing, and each Index Euro-Dollar Borrowing, and (ii) 11:00 A.M. (Eastern time) at least three (3) Euro-Dollar Business Days before each Tranche Euro-Dollar Borrowing, specifying:

(i)                                     the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or Index Euro-Dollar Borrowing and a Euro-Dollar Business Day in the case of a Tranche Euro-Dollar Borrowing,

(ii)                                  the aggregate amount of such Borrowing,

(iii)                               whether the Revolver Advances comprising such Borrowing are to be Base Rate Advances, Tranche Euro-Dollar Advances or Index Euro-Dollar Advances and

(iv)                              in the case of a Tranche Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

SECTION 2.17.  Amendment to Section 2.02(b).  Subsection (b) of Section 2.02 of the Credit Agreement shall be amended and restated in its entirety as follows:

(b)                                 Upon receipt of a Notice of Borrowing requesting Revolver Advances, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall not be revocable by the Borrower.

SECTION 2.18.  Amendment to Section 2.02.  New subsection (g) to Section 2.02 shall be added as follows:

(g)                                 For Swing Advances, the Borrower shall give the Administrative Agent notice in the form of a Notice of Borrowing prior to 1:00 P.M. (Eastern time) on the Domestic Business Day of the Swing Advance, specifying (i) the aggregate amount of such Advance, (ii) that it shall be a Swing Advance and (iii) whether the Swing Advance is to be a Base Rate Advance or an Index Euro-Dollar Advance.  Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Swingline Lender will make available to the Borrower the amount of any such Swing Advance.

SECTION 2.19.  Amendment to Section 2.04.  The following sentence shall be added between the first and second sentences of Section 2.04 as follows:

The Swing Advances of the Swingline Lender shall be evidenced by a single Swing Advance Note payable to the order of the Swingline Lender in an amount equal to the original principal amount of $15,000,000.

SECTION 2.20.  Amendment to Section 2.05.  The reference to “Revolver Advance” in Section 2.05 is hereby amended to be “Advance.”

SECTION 2.21.  Amendment to Section 2.09.  The reference to “Revolver Advances” in Section 2.09 is hereby amended to be “Advances.”

SECTION 2.22.  Amendment to Section 2.10.  Section 2.10(a) is hereby amended and restated in its entirety as follows:

(a)                                                          The Borrower may prepay any Base Rate Borrowing or Index Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger integral multiple of $100,000 (or any lesser amount equal to the outstanding balance of such Advance), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, (i) upon at least one (1) Domestic

Business Day’s notice to the Administrative Agent any Borrowing that is a Base Rate Borrowing or Index Euro-Dollar Borrowing or (ii) without any notice, any Swing Borrowing.  Each such optional prepayment shall be applied (i) first to any Swing Advances outstanding, and (ii) then applied to prepay ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority:  (a) first, to Base Rate Advances, (b) second, to Index Euro-Dollar Advances; (c) lastly, to Tranche Euro-Dollar Advances.

SECTION 2.23.  Amendment to Section 2.11(a).  The last sentence of subsection (a) of Section 2.11 is hereby amended and restated in its entirety as follows:

Each such payment or prepayment shall be applied (i) first to any Swing Advances outstanding, and (ii) then applied to prepay ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority:  (a) first, to Base Rate Advances, (b) second, to Index Euro-Dollar Advances; (c) lastly, to Tranche Euro-Dollar Advances.

SECTION 2.24.  Amendment to Section 2.11(b).  The references to “Revolver Advances” in the first sentence of Section 2.11(b) are hereby amended to be “Advances.”

SECTION 2.25.  Amendment to Section 2.11(b).  The second sentence of Section 2.11(b) is hereby amended and restated in its entirety as follows:

Each such payment or prepayment shall be applied (i) first to any Swing Advances outstanding, and (ii) then applied to prepay ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority:  (a) first, to Base Rate Advances, (b) second, to Index Euro-Dollar Advances; (c) lastly, to Tranche Euro-Dollar Advances.

SECTION 2.26.  Amendment to Section 2.11(f).  Section 2.11(f) is hereby deleted in its entirety.

SECTION 2.27.  Amendment to Section 2.12(a).  The reference to “Revolver Advances” in the first sentence of Section 2.12(a) is hereby amended to be “Advances.”

SECTION 2.28.  Amendment to Section 2.14.  Clause (ii) of Section 2.14(a) is hereby amended and restated to read in its entirety as follows:

(ii) immediately after giving effect to any Commitment Increase, (y) the aggregate Revolver Commitments shall not exceed $300,000,000 and (z) the aggregate of all Commitment Increases effected shall not exceed $90,000,000,

SECTION 2.29.  Addition of New Section 2.15.  New Section 2.15 is hereby added as follows:

SECTION 2.15.  Extension Options.  On or prior to each of September 20, 2012 (the second anniversary of the Closing Date) and September 20, 2013 (the third anniversary of the Closing Date), the Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) request that the Administrative Agent and the Lenders extend the date set forth in the definition of Termination Date by one year, and the Administrative Agent and the Lenders may, each in their sole and individual discretion, elect to do so, it being understood that (i) no extension shall be effective unless all Lenders unanimously agree to extend and (ii) any Lender who has not responded to such extension request within fifteen (15) Domestic Business Days following the date of the Administrative Agent’s notice of such extension request to the Lenders, shall be deemed to have rejected such request.  In the event that one extension request is exercised and accepted by all Lenders, this Agreement shall be automatically amended as of September 20, 2012 to provide that the definition of Termination Date would be extended to September 20, 2015. In the event that two extension requests are exercised and accepted by all Lenders, upon effectiveness of the second extension, this Agreement shall be automatically amended as of September 20, 2013 to provide that the definition of Termination Date would be extended to September 20, 2016.  Any extension pursuant to this Section 2.15 shall be effective as of the date of the amendment to this Agreement effecting such extension and each such amendment shall be conditioned upon: (x) no Default or Event of Default and (y) continued accuracy of the representations and warranties, in each case as of the date of such amendment in all material respects.  The first extension request shall expire if not made on or prior to September 20, 2012 and shall not take effect prior to September 20, 2012.  The second extension request shall expire if not made on or prior to September 20, 2013 and shall not take effect prior to September 20, 2013.  There shall be no more than two (2) extension requests, resulting in total extensions no longer than two (2) years, so that the Termination Date is no later than September 20, 2016.

SECTION 2.30.  Amendment to Section 4.12.  The first sentence of Section 4.12 is hereby amended and restated to read in its entirety as follows:

No Loan Party nor any of their respective Subsidiaries is in default in any material respect under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound.

SECTION 2.31.  Amendment to Section 4.15.  Section 4.15 is hereby amended and restated to read in its entirety as follows:

SECTION 4.15.                 Compliance with Laws.  Each Loan Party and each Subsidiary of a Loan Party is in compliance in all material respects with all applicable laws, including, without limitation, all Environmental Laws and all regulations and requirements of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (including with respect to timely filing of reports).

SECTION 2.32.  Amendment to Section 4.32.  New subsection (c) is hereby added to the end of Section 4.32 as follows:

(c)                                  Notwithstanding anything contained in the foregoing to the contrary, no Loan Party shall have any duty to investigate or confirm that any shareholder of Borrower or any officer, director, manager, employee, owner or Affiliate of a Portfolio Investment is in compliance with the provisions of this Section 4.32, and any violation by any such Person shall not be a Default under this Agreement.

SECTION 2.33.  Amendment to Section 4.37.  The first sentence of Section 4.37 is hereby amended and restated to read in its entirety as follows:

Since the Closing Date, there have been no material changes in the Investment Policies other than in accordance with this Agreement, and the Borrower has at all times complied in all material respects with the Investment Policies with respect to each Portfolio Investment.

SECTION 2.34.  Amendment to Section 5.01(b).  Section 5.01(b) is hereby amended and restated to read in its entirety as follows:

(b)                                 as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower; provided, that to the extent that any Special Purpose Subsidiary or any Foreclosed Subsidiary that is treated as a consolidated entity and reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, concurrently with the delivery of the financial statements referred to in this paragraph (b), the Borrower shall provide to the Administrative Agent a balance sheet for each such Special Purpose Subsidiary and such Foreclosed Subsidiary as of the end of such Fiscal Quarter and the related statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of such Special Purpose Subsidiary and such Foreclosed Subsidiary for such Fiscal Quarter, setting forth in each case in comparative form the figures for the previous Fiscal Quarter;

SECTION 2.35.  Amendment to Section 5.01(k).  Subsection (k) of Section 5.01 is hereby deleted in its entirety.

SECTION 2.36.  Amendment to Section 5.12(b).  Subsection (b) of Section 5.12 is hereby amended and restated to read in its entirety as follows:

(b)                                 the Borrower may declare or make Restricted Payments from time to time in accordance with Applicable Law to owners of its Capital Securities so long as (i) at the time when any such Restricted Payment is to be made, no Default or Event of Default has occurred and is continuing or would result therefrom; and (ii) the chief executive officer, chief financial officer or other authorized officer of the Borrower shall have certified to the Administrative Agent and Lenders as to compliance with the preceding clause (i) in a certificate attaching calculations; provided, however, that notwithstanding the existence of a Default or an Event of Default (other than an Event of Default specified in Sections 6.01(g) or (h)), the Borrower may pay dividends in an amount equal to its investment company taxable income, net tax-exempt interest and net capital gains that is required to be distributed to its shareholders in order to maintain its status as an RIC and to avoid excise taxes imposed on RICs.

SECTION 2.37.  Amendment to Section 5.31.  New subsection (e) is hereby added to the end of Section 5.31 as follows:

; and (e) convertible Debt incurred after the date hereof with a maturity when incurred not less than one year after the Termination Date (after giving effect to any extensions of the Termination Date which have been exercised at the time of incurrence of the Debt but not giving effect to any extensions exercised after the incurrence of such Debt) and with terms no more restrictive than those in this Agreement, so long as such Debt is (i) unsecured and (ii) subject to subordination terms as are market for such Debt, including indefinite payment blockage on any payment default with respect to the Obligations (after the expiration of any cure periods) and not less than one year payment blockage on any non-payment default with respect to the Obligations (after the expiration of any cure periods).  For the avoidance of doubt, any convertible Debt incurred after the date hereof shall not be deemed to be in violation of clause (e) as a result of extensions to the Termination Date effective after the original incurrence of such convertible Debt.

SECTION 2.38.  Amendment to Section 6.01(b).  Subsection (b) of Section 6.01 is hereby amended and restated to read in its entirety as follows:

(b)                                 any Loan Party shall fail to observe or perform any covenant contained in Section 5.01(e) and (i), 5.02 (ii) and (iii), 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.12, 5.13, 5.14, 5.16, 5.17, 5.18, 5.29, 5.31, 5.33, 5.34, and 5.41; or

SECTION 2.39.  Amendment to Section 6.01(p).  Subsection (p) of Section 6.01 is hereby amended and restated to read in its entirety as follows:

(p)                                 Vincent D. Foster and Todd A. Reppert, or either of them, shall cease to hold the offices of Chief Executive Officer of the Borrower and President of the Borrower (or similar officer positions with similar or greater responsibilities for management of the Borrower) and in each case such individual is not replaced as such officer by an individual satisfactory to the Administrative Agent and the Required Lenders within 90 days after the date on which such individual ceases to be such officer; or

SECTION 2.40.  Amendment to Section 6.04.  Subsections (d) through (g) of Section 6.04 are hereby amended and restated to read in their entirety as follows:

(d)                                 To payment of that portion of the Obligations constituting unpaid principal of the Swing Advances; and then

(e)                                  To payment of that portion of the Obligations constituting unpaid principal of the Revolver Advances, ratably among the Lenders in proportion to the respective amounts described in this clause held by them; and then

(f)                                    To payment of all other Obligations (excluding any Obligations arising from Cash Management Services and Bank Products), ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and then

(g)                                 To payment of all other Obligations arising from Bank Products and Cash Management Services to the extent secured under the Collateral Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and then

(h)                                 The balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by law.

SECTION 2.41.  Amendment to Section 9.05.  New subsection (c) is hereby added to Section 9.05 as follows:

(c)                                  Notwithstanding anything to the contrary, unless signed by the Swingline Lender, no amendment, waiver of consent shall affect the rights or duties of the Swingline Lender under this Agreement or any other Loan Document.

SECTION 2.42.  Amendment to Section 9.08(b).  Subsection (b) of Section 9.08 is hereby amended and restated in its entirety as follows:

(b)                                 until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero:

except as otherwise provided in this Section 9.08, any payment of principal, interest, fees, or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.08), shall be deemed paid to and redirected by such Defaulting Lender to be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Swingline Lender hereunder; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolver Advances under this Agreement; fourth, as the Borrower may request, so long as no Default exists and is continuing, to the funding of any Revolver Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;  fifth, to the payment of any amounts owing to the Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default exists and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolver Advance in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolver Advance was made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Revolver Advance of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolver Advance of that Defaulting Lender;

SECTION 2.43.  Amendment to Section 9.08.  The following new subsections (e) and (f) are hereby added to Section 9.08 as follows:

(e)                                  Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Swingline Advances shall be reallocated among the Lenders which are not a Defaulting Lender at such time (each, a “Non-Defaulting Lender”) in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolver Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(f)                                    Repayment of Swing Advances.  If the reallocation described in subsection (e) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, prepay Swingline Advances in an amount equal to the Swingline Lenders’ Fronting Exposure.  So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Advances unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Advance.

SECTION 2.44.  Further Amendments to Credit Agreement.  The references to “Borrowing” in the following definitions and sections within the Credit Agreement are hereby amended and restated to be “Borrowing or Swing Borrowing”:  (a) Section 2.05, (b) Section 3.02, (c) Section 4.38, (d) Section 5.40 and (e) Section 8.01.

SECTION 3.  Amendment to Custodial Agreement.  The reference to “five (5) Business Days” in Section 2(a) of the Custodial Agreement is hereby amended to be “sixty (60) days.”

SECTION 4.   Revolver Commitments.  The Borrowers, the Guarantors, the Administrative Agent and the Lenders acknowledge and agree, as of the effective date of this Amendment, the aggregate amount of the Revolver Commitments shall be increased by an amount equal to $55,000,000, for a total aggregate amount of the Revolver Commitments of all of the Lenders equal to $210,000,000, which increase shall result from the joinder of the New Lender (defined below) and increases to the Revolver Commitments of certain existing Lenders.

The amended amount of each existing Lender’s total Revolver Commitment is the amount set forth opposite the name of such Lender on the signature pages hereof.  The Administrative Agent shall deliver to the existing Lenders whose Revolver Commitments are increasing pursuant hereto replacement Revolver Notes (in the amount of the Lenders’ respective Revolver Commitments) (such replacement Revolver Notes are hereinafter referred to as the “Replacement Notes”), executed by the Borrower, in exchange for the Revolver Notes of such Lenders currently outstanding.  All references contained in the Credit Agreement and the other Loan Documents to the “Revolver Notes” shall mean and include the Replacement Notes as supplemented, modified, amended, renewed or extended from time to time.  To the extent applicable, the Administrative Agent and the Lenders agree that the requirements of Section 2.14 of the Credit Agreement have been satisfied for the increased Revolver Commitments.

SECTION 5.  Joinder of New Lender.  Cadence Bank, N.A. shall be referred to as the “New Lender”.  The New Lender: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Third Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder and (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.  The Administrative Agent shall deliver to the New Lender a new Revolver Note (in the amount of the New Lender’s Revolver Commitment) (such new Revolver Note is hereinafter referred to as the “New Note”), executed by the Borrower.  The Administrative Agent acknowledges that the New Lender meets all requirements of an Eligible Assignee under the Credit Agreement.

SECTION 6. Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:

(a)                                  The Borrower shall have delivered to the Administrative Agent the following in form and substance satisfactory to the Administrative Agent:

(i)                                     duly executed counterparts of this Amendment signed by the Borrower and the Guarantors;

(ii)           duly executed Replacement Notes, New Note and Swing Advance Note (collectively, the “Notes”);

(iii)          a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such party approving or consenting to Amendment and the increase in aggregate Revolver Commitments;

(iv)          a certificate of the Chief Financial Officer or other Responsible Officer of the Borrower, certifying that (x) as of the date of this Amendment, all representations and warranties of the Borrower and the Guarantors contained in this Amendment and the other Loan Documents are true and correct (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (y) immediately after giving effect to this Amendment and the increase in aggregate Revolver Commitments (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower is in compliance with the covenants contained in Article V of the Credit Agreement, and (z) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to this Amendment and the increase in aggregate Revolver Commitments (including any Borrowings in connection therewith and the application of the proceeds thereof);

(v)           an opinion or opinions of counsel for the Borrower and the Guarantors, in a form satisfactory to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request, addressed to the Administrative Agent and the Lenders, together with such other documents, instruments and certificates as the Administrative Agent shall have reasonably requested; and

(vi)          such other documents or items that the Administrative Agent, the Lenders or their counsel may reasonably request.

(b)           The Borrower shall have paid to the Administrative Agent, for the account of each of the Lenders (including the Administrative Agent), fees in an amount separately agreed between the Borrower, the Administrative Agent and the Lenders.

(c)           The Borrower shall have paid to the Administrative Agent, upon application with appropriate documentation, all reasonable costs and expenses of the Administrative Agent, including reasonable fees, charges and disbursements of counsel for the Administrative Agent, incurred in connection with this Amendment and the transactions contemplated herein.

SECTION 7.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Third Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 8.  Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to each of the Lenders as follows:

(a)           No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof, or shall result from this Amendment.

(b)           The Borrower and the Guarantors have the power and authority to enter into this Amendment and issue the Notes and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by them.

(c)           Each of this Amendment and the Notes has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Guarantors and constitutes the legal, valid and binding obligations of the Borrower and the Guarantors enforceable against them in accordance with their respective terms.

(d)           The execution and delivery of each of this Amendment and the Notes and the performance by the Borrower and the Guarantors hereunder and thereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Guarantor that is a corporation, the articles of organization or operating agreement of any Guarantor that is a limited liability company, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is party or by which the assets or properties of the Borrower and the Guarantors are or may become bound.

SECTION 9.  Counterparts; Governing Law.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 10.  Amendment.  This Amendment may not be amended or modified without the written consent of the Lenders.

SECTION 11.  Effective Date.  The date on which the conditions set forth in this Amendment have been satisfied shall be the “Third Amendment Effective Date” of this Amendment.

SECTION 12.  Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 13.  Consent by Guarantors.  The Guarantors consent to the foregoing amendments.  The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed.  In furtherance and not in limitation of the foregoing, the Guarantors acknowledge and agree that the “Guaranteed Obligations” (as defined in the Credit Agreement) include, without limitation, the indebtedness, liabilities and obligations evidenced by the Notes and the Advances made under the Credit Agreement as hereby amended.  The Guarantors hereby expressly agree that the Credit Agreement, as hereby amended, is in full force and effect.

SECTION 14.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 15.  Notices.  All notices, requests and other communications to any party to the Loan Documents, as amended hereby, shall be given in accordance with the terms of Section 9.01 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers and representatives to execute and deliver, this Agreement as of the day and year first above written.

BORROWER

MAIN STREET CAPITAL CORPORATION

By:	/s/ Todd A. Reppert
Name:	Todd A. Reppert
Title:	President

INITIAL GUARANTOR

MAIN STREET CAPITAL PARTNERS, LLC

By:	/s/ Rodger Stout
Name:	Rodger Stout
Title:	Chief Financial & Administrative Officer

INITIAL GUARANTOR

MAIN STREET EQUITY INTERESTS, INC.

By:	/s/ Rodger Stout
Name:	Rodger Stout
Title:	Vice President, Treasurer and Assistant Secretary

[Signatures Continue on Next Page]

COMMITMENTS:	ADMINISTRATIVE AGENT AND LENDER

Revolver Commitment:	BRANCH BANKING AND TRUST COMPANY
$50,000,000
Percentage Interest:
23.8095239%	By:	/s/ Michael Skorich
	Name:	Michael Skorich
	Title:	Senior Vice President

[Signatures Continues on Next Page]

LENDER

Revolver Commitment:	REGIONS BANK
$30,000,000
Percentage Interest:
14.2857142%	By:	/s/ Brad Campbell
Name: Brad Campbell
Title: Vice President

[Signatures Continue on Next Page]

LENDER

Revolver Commitment:	CAPITAL ONE, N.A.
$35,000,000
Percentage Interest:
16.6666667%	By:	/s/ Don Backer
	Name:	Don Backer
	Title:	Senior Vice President, Commercial Banking - Houston

[Signatures Continues on Next Page]

LENDER

Revolver Commitment:	COMPASS BANK
$22,500,000
Percentage Interest:
10.7142857%	By:	/s/ David Moriniere
Name: David Moriniere
Title: Senior Vice President

[Signatures Continues on Next Page]

LENDER

Revolver Commitment:	TEXAS CAPITAL BANK
$25,000,000
Percentage Interest:
11.9047619%	By:	/s/ Eric Luttrell
Name: Eric Luttrell
Title: Senior Vice President

[Signatures Continue on Next Page]

LENDER

Revolver Commitment:	THE FROST NATIONAL BANK
$30,000,000
Percentage Interest:
14.2857142%	By:	/s/ Larry C. Stephens
Name: Larry C. Stephens
Title: Vice President

LENDER

Revolver Commitment:	CADENCE BANK, N.A.
$17,500,000
Percentage Interest:
8.3333334%	By:	/s/ Billy Braddock
	Name:	Billy Braddock
	Title:	Executive Vice President

Consent as to Section 3 (Amendment to Section 2(a) of Custodial Agreement):

CUSTODIAN

BRANCH BANKING AND TRUST COMPANY, MORTGAGE CUSTODY DEPARTMENT OF CORPORATE TRUST SERVICES

By:	/s/ Susan E. Tittl
Name: Susan E. Tittl
Title: Vice President

EXHIBIT A

NOTICE OF BORROWING

                    , 20

To:         Branch Banking and Trust Company, as Administrative Agent

Re:                               Amended and Restated Credit Agreement (as amended and modified from time to time, the “Credit Agreement”) dated as of September 20, 2010 among Main Street Capital Corporation, the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender and as Administrative Agent, Regions Capital Markets, as Syndication Agent, BB&T Capital Markets, as Lead Arranger, and the Lenders listed on the signature pages thereof

Ladies and Gentlemen:

Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

The Borrower hereby requests a [Borrowing/Swing Borrowing] in the aggregate principal amount of $                       to be made on                 , 20    .(1)

[The Advances included in such [Borrowing/Swing Borrowing] are to be:  [Base Rate Advances in the aggregate principal amount of $                  ; Tranche Euro-Dollar Advances in the aggregate principal amount of $                   with an Interest Period of [one; three; if available to Lenders, six] month(s)(2); Index Euro-Dollar Advances in the aggregate principal amount of $                      ]].

Attached to this Notice of Borrowing are true, correct and complete copies of (a)  a Borrowing Base Certification Report dated as of the date hereof, and (b) a calculation of the Borrowing Base and all components thereof.

The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this        day of                           , 20      .

All of the conditions applicable to the [Borrowing/Swing Borrowing] requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will

(1)   Amount of each Revolver Advance or Swing Advance must be $1,000,000 or a larger multiple of $100,000.

(2)  Swing Advances cannot be Tranche Euro-Dollar Advances.

remain satisfied on the date of such [Borrowing/Swing Borrowing], including, without limitation, those set forth in Section 3.02 of the Credit Agreement.

MAIN STREET CAPITAL CORPORATION

By:
Name:
Title:

EXHIBIT B-3

SWING ADVANCE NOTE

$15,000,000	Winston-Salem, North Carolina
November 21, 2011

For value received, MAIN STREET CAPITAL CORPORATION (the “Borrower”) promises to pay to the order of BRANCH BANKING AND TRUST COMPANY (the “Lender”), for the account of its Lending Office, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000), or such lesser amount as shall equal the unpaid principal amount of each Swing Advance made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement.  The Borrower promises to pay interest on the unpaid principal amount of this Swing Advance Note on the dates and at the rate or rates provided for in the Credit Agreement.  Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement.  All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Branch Banking and Trust Company, 200 West Second Street, 16th Floor, Winston-Salem, NC  27101, or at such other address as may be specified from time to time pursuant to the Credit Agreement.

All Swing Advances made by the Lender, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.  This Note is secured by, among other security, the Collateral Documents, as the same may be modified or amended from time to time.

This Note is the Swing Advance Note referred to in the Amended and Restated Credit Agreement dated as of September 20, 2010 among the Borrower, the Initial Guarantors listed on the signature pages thereof, the lenders listed on the signature pages thereof and their successors and assigns, Branch Banking and Trust Company, as a Lender and as Administrative Agent, Regions Capital Markets, as Syndication Agent, and BB&T Capital Markets, as Lead Arranger (as amended by the First Amendment to Credit Agreement dated June 28, 2011, the Second Amendment to Credit Agreement dated July 29, 2011, the Third Amendment to Credit Agreement dated November 21, 2011 and as the same may be further amended or modified from time to time, the “Credit Agreement”), which Credit Agreement amends and restates that certain Credit Agreement dated as of October 24, 2008.  Terms defined in the Credit Agreement are used herein with the same meanings.  Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees.

IN WITNESS WHEREOF, the Borrower has caused this Swing Advance Note to be duly executed under seal, by its duly authorized officers as of the day and year first above written.

MAIN STREET CAPITAL CORPORATION

By:
Name:
Title:

Swing Advance Note (cont’d)

ADVANCES AND PAYMENTS OF PRINCIPAL

		Interest	Amount	Amount of
	Interest	Period	of	Principal	Notation
Date	Rate	(if applicable)	Advance	Repaid	Made By